SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   __________________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 5, 2000


                            FirstFed Financial Corp.
             (Exact name of registrant as specified in its charter)



        Delaware                     1-9566                        95-4087449
(State of Incorporation)       (Commission File No.)            (IRS Employer
                                                           Identification No.)



401 Wilshire Boulevard, Santa Monica, California,                  90401-1490
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code             (310) 319-6000




Total number of pages is 4
Index to Exhibit is on Page 3.



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Item 5.  Other Events.

On April 5, 2000, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)    Financial Statements of businesses acquired.

            Not applicable.

      b)    Pro forma financial information.

            Not applicable.

      c)    Exhibits

            99.  Press release dated April 5, 2000.



                              S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FIRSTFED FINANCIAL CORP.




Dated:  April 5, 2000               By:                /S/               ____
                                        Babette E. Heimbuch
                                        President and Chief Executive Officer

                               INDEX TO EXHIBITS

Item                                                                    Page

99                      Press Release dated April 5, 2000               4

              FIRST FEDERAL BANK OF CALIFORNIA ACQUIRES TWO BRANCHES
                            FROM FIDELITY FEDERAL BANK


      Santa Monica, California, April 5, 2000 - First Federal Bank of California, the sole subsidiary of FirstFed Financial Corp.(NYSE - FED), today announced that on March 31, 2000, it consummated the previously-announced purchase of the Culver City and West Hollywood branches of Fidelity Federal Bank. First Federal Bank assumed approximately $170 million of branch deposits and purchased $125 million in multifamily residential mortgage loans in this transaction.

      The acquisition brings First Federal Bank's branch network to a total of 26 full-service retail banking offices. Both of the Fidelity offices are now open as offices of First Federal Bank.